Exhibit 10.2

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means (a) if a Participant is a party to an employment or a severance agreement with the Company or any of its Subsidiaries in which “cause” is defined, the occurrence of any circumstances defined as “cause” in such employment or severance agreement, or (b) if a Participant is not a party to an employment or severance agreement with the Company or any of its Subsidiaries in which “cause” is defined, (i) the Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar non-U.S. law to which the Participant may be subject, (ii) the Participant’s being or having been engaged in conduct constituting a material breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of its Subsidiaries or the performance of the Participant’s duties, (iii) the Participant’s willful failure to (A) follow a reasonable and lawful directive of the Company or of any of its Subsidiaries at which the Participant is employed or provides services, or the Board, or (B) comply with any written rules, regulations, policies or procedures of the Company or any of its Subsidiaries at which the Participant is employed or to which the Participant provides services which, if not complied with, would reasonably be expected to have an adverse effect (other than a de minimis adverse effect) on the business or financial condition of the Company, (iv) the Participant’s material violation of such Participant’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the Participant is subject or (v) the Participant’s willful and continued failure to perform such Participant’s material duties to the Company or any of its Subsidiaries; provided that, with respect to clauses (iii), (iv) and (v) above, the Company shall provide notice to the Participant describing the nature of such event and the Participant shall thereafter have thirty (30) days to cure such event.

2.7 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

2.10 “Common Stock” means the Class A common stock of the Company.

2.11 “Company” means Informatica Inc., a Delaware corporation, or any successor thereto.

2.12 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.13 “Director” means a member of the Board.

2.14 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.15 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.17 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.18 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(c) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(d) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.19 “Fiscal Year” means the fiscal year of the Company.

2.20 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.21 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.22 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.23 “Option” means a stock option granted pursuant to the Plan.

2.24 “Outside Director” means a Director who is not an Employee.

2.25 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.26 “Participant” means the holder of an outstanding Award.

2.27 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10 of the Plan.

2.28 “Performance Period” means Performance Period as defined in Section 10.1 of the Plan.

2.29 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.30 “Plan” means this 2021 Equity Incentive Plan, as may be amended from time to time.

2.31 “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

2.32 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.33 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.34 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.35 “Section 16b” means Section 16(b) of the Exchange Act.

2.36 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.37 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.38 “Service Provider” means an Employee, Director or Consultant.

2.39 “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.40 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 of the Plan is designated as a Stock Appreciation Right.

2.41 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.42 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.43 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 of the Plan and the automatic increase set forth in Section 3.2 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 32,858,200 Shares plus (b) a number of Shares equal to any shares of the Company’s common stock subject to awards granted under the Informatica Inc. 2015 Equity Incentive Plan (the “Prior Plan”) that, after the date the Prior Plan is terminated, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 26,288,211 Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the least of (a) 41,072,800 Shares, (b) a number of Shares equal to five percent (5%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.

3.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3 of the Plan.

3.4 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to institute and determine the terms and conditions of an Exchange Program;

(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(i) to modify or amend each Award (subject to Section 20.3 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5 of the Plan);

(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16 of the Plan;

(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option, within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4 of the Plan. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of such cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4 of the Plan, as applicable). However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of such cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4 of the Plan, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. However, unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement also may provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 of the Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 of the Plan relating to the maximum term and Section 6.6 of the Plan relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Award Limitations. No Outside Director, in any Fiscal Year, may be granted equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards granted or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director) or as executive chair of the Board, or (b) prior to the Registration Date, will be excluded for purposes of this Section 11.

12. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6.4 of the Plan), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3 of the Plan.

15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or successor corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3 of the Plan, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the acquiring or successor corporation (or an affiliate thereof) does not assume the Award (or portion thereof) as described below, or substitute for the Award (or portion thereof) as described above, then the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3 and Section 15.4 of the Plan below, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section 15.3 will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4 Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed or substituted for (as described in Section 15.3 of the Plan), if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective as of one business day prior to the Registration Date. The Plan will continue in effect until terminated under Section 20 of the Plan, but (a) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan, and (b) Section 3.2 of the Plan relating to the automatic share reserve increase will operate only until the ten (10) year anniversary of the earlier of the Board or stockholder approval of the Plan.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit or, return to the Company, or reimburse the Company for, all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

*                *                 *

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Informatica Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices, and addenda attached hereto (the “Option Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$______________________________________________________

Total Number of Shares Subject to Option:

Total Exercise Price:	$______________________________________________________

Type of Option:	___ Incentive Stock Option

___ Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Option Agreement or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Option, this Option will vest and be exercisable, in whole or in part, according to the following vesting schedule:

[[Insert Vesting Schedule], in each case subject to Participant continuing to be a Service Provider through the applicable vesting date.]

[Standard Vesting: Twenty-five percent (25%) of the Total Number of Shares Subject to Option (as set forth above) subject to this Award Agreement will be scheduled to vest on the one (1) year anniversary of the Vesting Commencement Date, and one forty-eighth (1/48th) of the Total Number of Shares Subject to Option will be scheduled to vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day in a particular month, on the last day of the month), in each case subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable, to the extent vested, for [three (3)] months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability. If Participant ceases to be a Service Provider due to Participant’s death or Disablity, this Option shall be exercisable, to the extent vested, for [twelve (12)] months after Participant ceases to be a Service Provider. Notwithstanding the foregoing, in the event that Participant’s status as a Service Provider is terminated by the Company (or any of its Parents or Subsidiaries, as applicable) for Cause, this Option shall terminate immediately upon such termination of Participant’s Service Provider status. Further, and notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT	INFORMATICA INC.

Signature	Signature

Print Name	Print Name

Title
Residence Address:

EXHIBIT A

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option.

(a) The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

(b) For U.S. taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary of the Company or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

(c) For non-U.S. taxpayers, the Option will be designated as an NSO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Option Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, Shares subject to this Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit B to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Participant and delivered to the Company, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Withholding Obligations (as defined below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable Withholding Obligations.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash or check;

(b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c) if Participant is a U.S. employee, surrender of other Shares which (i) shall be valued at its fair market value on the date of surrender, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Agreement for Participant’s country (including the Country Addendum, as defined below). The Company from time to time may engage a stock plan service provider to assist the Company with the implementation, administration and management of the Plan and Awards granted thereunder. For clarity, the Administrator may establish procedures that require any exercise of this Option, including without limitation the method of payment of the applicable Exercise Price and any applicable Withholding Obligations, to be satisfied through such stock plan service provider.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

8. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by: (i) paying cash, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), or (v) selling a sufficient number of such Shares otherwise deliverable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”). To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d) Section 409A. Under Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004), that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) in respect of this Option or any other Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(e) the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted;

(g) if the underlying Shares do not increase in value, the Option will have no value;

(h) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i) for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(j) unless otherwise provided in the Plan or by the Administrator in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k) the following provisions apply only if Participant is providing services outside the United States:

(i) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives Participant’s ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Option. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisers regarding Participant’s participation in the Plan before taking any action related to the Plan.

14. Data Privacy. Participant hereby acknowledges the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request information about sharing, processing, and storage of Data and may exercise their rights with respect to the Data, which may include the right to terminate sharing, processing, and storage, by following instructions in the Informatica Personnel Privacy Notice or by contacting Participant’s local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

15. Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at Informatica Inc., 2100 Seaport Boulevard, Redwood City, California 94063, or at such other address as the Company may hereafter designate in writing.

16. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Option Agreement may be assigned only with the prior written consent of the Company.

17. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the exercise of the Options or the purchase by, or issuance of Shares, to Participant (or Participant’s estate) hereunder, such exercise, purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Option Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.

18. Language. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19. Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.

20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

22. Option Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.

23. Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that Participant has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

24. Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions set forth in an appendix (if any) to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.

25. Modifications to the Option Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that Participant is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Option.

26. No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

27. Tax Consequences. Participant has reviewed with Participant’s own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.

* * *

EXHIBIT B

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

EXERCISE NOTICE

Informatica Inc.

2100 Seaport Boulevard

Redwood City, California 94063

Attention: Stock Administration

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Informatica Inc. (the “Company”) under and pursuant to the 2021 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _____, including the Notice of Stock Option Grant, and the Terms and Conditions of Stock Option Grant attached as Exhibit A thereto and other exhibits, appendices and addenda attached thereto (the “Option Agreement”). Unless otherwise defined herein, capitalized terms used in this Exercise Notice will be ascribed the same defined meanings as set forth in the Option Agreement (or the Plan or other written agreement as specified in the Option Agreement).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any Withholding Obligations to be paid in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties to the maximum extent permitted by law.

7. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

8. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. The Plan and the Option Agreement (including this Exercise Notice and any exhibits, appendices, and addenda attached to the Notice of Stock Option Grant of the Option Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
PARTICIPANT	INFORMATICA INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

APPENDIX A

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Stock Option Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Option Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Option Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern this Option granted pursuant to the terms and conditions of the Informatica Inc. 2021 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement to which this Country Addendum is attached (the “Option Agreement”) to the extent the individual to whom the Option was granted (“Participant”) resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Option is granted, the Company, in its discretion, will determine to what extent the terms and conditions contained herein will apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [______], 20[___]. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired under the Option.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after this Option is awarded, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the Informatica Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Total Number of Restricted Stock Units:

Vesting Schedule:

[For purposes of this Agreement, “Quarterly Vesting Dates” with respect to any calendar year means [February 15], [May 15], [August 15], and [November 15].]

Subject to any acceleration provisions contained in the Plan, this Award Agreement or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Award, the Restricted Stock Units will be scheduled to vest according to the following vesting schedule:

[[Insert Vesting Schedule], in each case subject to Participant continuing to be a Service Provider through the applicable vesting date.]

[New-hire award: One-fourth (1/4th) of the Total Number of Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest on the first Quarterly Vesting Date on or immediately following the one (1) year anniversary of the Vesting Commencement Date (such first vesting date, the “First Vesting Date”), and thereafter, one-sixteenth (1/16th) of the Total Number of Restricted Stock Units subject to this Award Agreement will be scheduled to vest on each of the twelve (12), consecutive Quarterly Vesting Dates that occur after the First Vesting Date, in each case subject to Participant continuing to be a Service Provider through the applicable vesting date.]

[Refresh award: One-sixteenth (1/16th) of the Total Number of Shares of Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest on each of the sixteen (16), consecutive Quarterly Vesting Dates that occur on or immediately following the date that is three (3) months after the Vesting Commencement Date (on the same day of the month as the Vesting Commencement Date or if there is no corresponding day in such third month, on the last day of such month), in each case subject to Participant continuing to be a Service Provider through the applicable vesting date.]

[Director Annual Awards and IPO Awards: One hundred percent (100%) of the Total Number of Shares of Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest on the earlier of (a) the one (1) year anniversary of the Date of Grant, or (b) the date of the next Annual Meeting of Stockholders of the Company following the Date of Grant, subject to Participant continuing to be a Service Provider through such vesting date.]

[Director Initial Awards: One-third (1/3rd) of the Total Number of Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest on each of the one (1), two (2), and three (3) year anniversaries of the Date of Grant, in each case subject to Participant continuing to be a Service Provider through the applicable vesting date.]

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT	INFORMATICA INC.

Signature	Signature

Print Name	Print Name

Title

Residence Address:

EXHIBIT A

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant of Restricted Stock Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, governing the terms of this Award, Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Payment after Vesting.

(a) General Rule. Subject to Section 7, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to Participant’s properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(c), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b) Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

(c) Section 409A.

(i) If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Award Agreement (including any discretionary acceleration under Section 4(b)) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the termination of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Administrator), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the cessation of Participant’s status as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of cessation of Participant’s status as a Service Provider, unless Participant dies following Participant’s termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following Participant’s death.

(iii) It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). To the extent necessary to comply with Section 409A, references to termination of Participant’s status as a Service Provider, termination of employment, or similar phrases will be references to Participant’s “separation from service” within the meaning of Section 409A. In no event will the Company or any Parent or Subsidiary of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any of its Subsidiaries or Parents, as applicable, governing the terms of this Award, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company upon the date of such cessation and Participant will have no further rights thereunder.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of such transferee’s status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Tax Obligations

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction.

(b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by: (i) paying cash, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that

Participant owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (v) selling a sufficient number of such Shares otherwise deliverable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”), or (vi) such other means as the Administrator deems appropriate. If the Withholding Obligations are satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Withholding Obligations. To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time.

(c) Tax Consequences. Participant has reviewed with Participant’s own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(d) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Withholding Obligations. If Participant fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Withholding Obligations otherwise become due, Participant permanently will forfeit such Restricted Stock Units to which Participant’s Withholding Obligation relates and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may permanently refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Grant is Not Transferable. Except to the limited extent provided in Section 6, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

11. Nature of Grant. In accepting this Award of Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted;

(g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Award of Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); and

(h) unless otherwise provided in the Plan or by the Administrator in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Restricted Stock Units. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisers regarding Participant’s participation in the Plan before taking any action related to the Plan.

13. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Informatica Inc., 2100 Seaport Boulevard, Redwood City, California 94063, or at such other address as the Company may hereafter designate in writing.

14. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.

15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or Participant’s estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

16. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that Participant has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

20. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock Units (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Award Agreement.

21. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that Participant is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units.

22. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

23. Governing Law; Severability. This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

24. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits, appendices, and addenda attached to the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

*         *         *

APPENDIX A

INFORMATICA INC.

2021 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Restricted Stock Unit Agreement (this “Country Addendum”) will be ascribed the same defined meanings as set forth in the Restricted Stock Unit Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Restricted Stock Unit Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted pursuant to the terms and conditions of the Informatica Inc. 2021 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement to which this Country Addendum is attached (the “Restricted Stock Unit Agreement”) to the extent the individual to whom the Restricted Stock Units were granted (“Participant”) resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Award of Restricted Stock Units is granted, the Company, in its discretion, will determine to what extent the terms and conditions contained herein will apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other Applicable Laws in effect in the respective countries as of October 2021. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or receives or sells the Shares covered by the Restricted Stock Units. Participants also should review the tax summary for their country which the Company will provide as a supplement to the Plan prospectus.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.

I.	GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. Foreign Exchange Considerations. Participant understands and agrees that neither the Company nor any Parent, Subsidiary or the Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Units, or of any amounts due to Participant under the Plan or as a result of vesting in his or her Restricted Stock Units and/or the subsequent sale of any Shares acquired under the Plan. Participant agrees and acknowledges that he or she will bear any and all risk associated with the exchange or fluctuation of currency associated with his or her participation in the Plan. Participant acknowledges and agrees that Participant may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her Restricted Stock Units and Participant’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

2. Nature of Grant. The following provisions supplement Section 11 of the Restricted Stock Unit Agreement:

(a) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(b) Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(c) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives Participant’s ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

3. Data Privacy. Participant hereby acknowledges the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request information about sharing, processing, and storage of Data and may exercise their rights with respect to the Data, which may include the right to terminate sharing, processing, and storage, by following instructions in the Informatica Personnel Privacy Notice or by contacting Participant’s local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

4. Language. If Participant has received the Restricted Stock Unit Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

II.	GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES

AUSTRALIA

Terms and Conditions

Australian Offer Document. In addition to the Restricted Stock Unit Agreement and the Plan, Participant must review the Australian “Offer Document” and “Additional Documents” for additional important information pertaining to the Restricted Stock Units. These documents can be accessed via the E*Trade website at [E*Trade include website].

Deferral of Tax Payable. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to all Restricted Stock Units issued under the Restricted Stock Unit Agreement to Australian Participants.

Data Privacy. Participant acknowledges and agrees that if the Company, any Subsidiary, or Service Recipient discloses any personal information about Participant to a recipient outside of Australia then the Company, any Subsidiary, or Service Recipient will not be: (a) required by law to take steps to ensure that the recipient complied with the Australian Privacy Principles; or (b) responsible for any breaches of the Australian Privacy Principles by the recipient, in respect of that information.

Notifications

Exchange Controls. Exchange control reporting is required for cash transactions exceeding A$10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf.

BELGIUM

Notifications

Foreign Asset/Account Reporting. Participant is required to report any taxable income attributable to Restricted Stock Units and Shares on his or her annual tax return. In addition, Participant is required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, Participant may be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened).

BRAZIL

Notifications

Exchange Controls. By participating in the Plan, Participant understands that he or she is generally required to make an annual report of shares of Common Stock held outside Brazil to the tax authorities and the Central Bank if such holdings exceed a specified limit (typically, US$100,000).

CANADA

Terms and Conditions

Authorization to Release Necessary Personal Information. Participant hereby authorizes the Company (including any non-U.S. Affiliate, Parent or Subsidiary) and the Company’s (including its non-U.S. Affiliate’s, Parent’s or Subsidiary’s) representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any non-U.S. Affiliate, Parent or Subsidiary and the Company’s designated Plan broker(s) to disclose and discuss the Plan with their advisors. Participant further authorizes his or her employer to record such information and to keep such information in his or her employee file.

Award Payable Only in Shares. The grant of the Restricted Stock Units does not give Participant any right to receive a cash payment, and the Restricted Stock Units are payable in Shares only.

French Language Provisions. The following provisions will apply if Participant is a resident of Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Notifications

Tax Reporting. Foreign property (including the option granted under the Plan and the underlying shares of Common Stock) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year.

DENMARK

Terms and Conditions

Labor Law Acknowledgement. By accepting the Restricted Stock Units, Participant acknowledges that he or she understands and agrees that the Restricted Stock Units relate to future services to be performed and do not form any part of, and are not, a bonus or compensation for past services.

Stock Option Act. With respect to Danish employees comprised (covered) by the Danish Stock Option Act, the following shall apply:

Participant acknowledges that he or she has received an employer statement in Danish setting forth the terms of Participant’s Restricted Stock Units, a copy of which is included as ANNEX 1 to this Country Addendum.

The Restricted Stock Units are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

Notifications

Foreign Bank Account Reporting. If Participant establishes an account holding Shares or an account holding cash outside of Denmark, Participant must report the account to the Danish Tax Administration, the form for which can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Exchange Control and Tax Reporting. To the extent permitted by the Company, Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, Participant are required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, a Danish Plan participant must file in his/her general tax return information about the Shares no later than the filing deadline for the tax return for the tax year in which the Shares were acquired and placed in a safety deposit account. Further guidance on filing of acquisition and sale of securities for Danish tax purposes can be found on the website of the Danish tax administration (https://skat.dk/skat.aspx?oid=2234844 – available in Danish only). If the information is not filed by the applicable deadline, any subsequent loss realized on the shares would generally not be tax deductible. For most participants, the general deadline for filing tax returns is May 1.

In addition, when Participant opens a deposit account or brokerage account for the purpose of holding cash outside of Denmark, the account will be treated as a deposit account because cash may be held in the account. Information about the bank account and income received on such account must be filed in Participant’s tax return for the years in which the account is opened/income is received on the account. Participant will be solely responsible for providing certain details regarding the foreign account and any shares acquired and held in such account to the Danish Tax Administration as part of his or her annual income tax return.

FRANCE

Terms and Conditions

The following provisions will apply if the Participant is a French resident subject to the French mandatory social security regime and an employee of a French entity or a French branch of the Company on the Date of Grant.

French Sub-Plan. The Restricted Stock Units and underlying Shares shall be subject to the provisions of the Plan and the Sub-Plan for French Participants (the “French Sub-Plan”). To the extent that any term is defined in both the Plan and the French Sub-Plan, for purposes of this grant of a French-qualified Restricted Stock Units, the definitions in the French Sub-Plan shall prevail.

Designation. The Restricted Stock Units are intended to qualify for specific tax and social security treatment in France (“French-Qualified RSUs”) and in particular to qualify for the favorable tax and social security treatment in France under Section 80 quaterdecies of the French tax Code, as modified by Article 13 of Bill n°2020-1142 (September 16, 2020) and by Section L.242-1 of French Social Security Code. The Company does not make any undertaking or representation to maintain the qualified status of the Restricted Stock Units. If the Restricted Stock Units no longer qualify as French-Qualified RSUs, the favorable tax and social security treatment will not apply, and the French Participant will be required to pay his or her portion of social security contributions resulting from the Restricted Stock Units (as well as any income tax that is due).

Vesting. This provision supplements the Notice:

Except in the event of the French Participant’s death or Disability (as defined in the French Sub-Plan) to benefit from the favorable tax and social security regime, no vesting shall occur prior to the first anniversary of the Date of Grant, or such other minimum period as required for the vesting period applicable to French-Qualified RSUs under Section L.225-197-1 of the French Commercial Code, as amended, or relevant Sections of the French Tax Code or the French Social Security Code, as amended.

Restrictions on Transfer and Sale of Shares. The French Participant may not sell or transfer the Shares issued at vesting of the French-Qualified RSUs prior to the second anniversary of each of the respective Vesting Date, or such other period as is required to comply with the Minimum Holding Period (as defined by the French Sub-Plan).

Notwithstanding the above, the French Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of Disability (as defined under the French Sub-Plan), are not subject to this restriction on the sale of Shares. To ensure compliance with these restrictions, the Shares the French Participant receives at vesting of the French-Qualified RSUs will be held with a broker designated by the Company (or according to any procedure implemented by the Company to ensure compliance with the restrictions) until such Shares are sold. These restrictions will apply even after the French Participant is no longer employed by a French entity.

Further, as long as the French-Qualified RSUs and the Shares acquired at vesting of the French-Qualified RSUs maintain their French tax qualified status, the Shares cannot be sold during certain Closed Periods (as defined by the French Sub-Plan), so long as the Closed Periods are applicable to Shares issued pursuant to the French Sub-Plan, and to the extent applicable. Notwithstanding the above, the French Participant’s heirs, in the case of the French Participant’s death, or the French Participant, in the case of Disability, are not subject to the restriction on the sale of Shares during Closed Periods.

Changes in Capitalization. Certain adjustments of Shares may disqualify the French-Qualified RSUs, in which case they may no longer benefit from favorable tax and social security treatment in France.

Language. Any French Participant accepting an award of French-Qualified RSUs under the French Sub-Plan acknowledges in doing so that he or she is proficient in English and that he or she fully understands the terms and conditions thereof, as well as those of the Plan. Le Participant Français reconnait qu’il ou elle maitrise l’anglais et qu’il ou elle comprend entièrement les termes et conditions du Sous Plan ainsi que ceux du Plan.

Notifications

Tax Reporting. French residents may hold Restricted Stock Units outside of France, provided that they declare all foreign accounts, whether open, current, or closed, on their annual income tax return.

GERMANY

Notifications

Exchange Controls. Participant understands that if he or she remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant understands and agrees that he or she is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. The online filing portal can be accessed at www.bundesbank.de.

HONG KONG

Terms and Conditions

Securities. The following paragraphs shall be inserted immediately after the last paragraph of the Restricted Stock Unit Agreement:

Warning: The Restricted Stock Units and Shares issued at vesting and settlement do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or local affiliate. The Restricted Stock Unit Agreement, including this Country Addendum, the Plan and other incidental award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the award documentation been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of the recipient and may not be distributed to any other person. Participant has been advised that if he or she is in any doubt about any of the contents of the Restricted Stock Unit Agreement, including this Country Addendum, or the Plan, Participant should obtain independent professional advice.

Sale of Ordinary Shares of Common Stock. In the event Shares are acquired upon Restricted Stock Unit vesting within six (6) months of the Date of Grant, Participant agrees not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

Notifications

Foreign Assets Reporting. Participant must declare foreign bank accounts and any foreign financial assets (including Shares acquired pursuant to the Plan held outside India) in Participant’s annual tax return. It is Participant’s responsibility to comply with this reporting obligation and Participant should consult with his or her personal tax advisor in this regard.

Exchange Controls. Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 90 days of receipt and convert such amounts to local currency within 180 days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation.

IRELAND

Notifications

Director Reporting Obligation. Participant understands that if he or she is a director, shadow director, or secretary of the Company or subsidiary in Ireland, Participant must notify the Company or Irish subsidiary in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Shares), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to Participant if he or she is a director, shadow director, or secretary).

ISRAEL

Terms and Conditions

The following provisions will apply if Participant is an employee of an Israeli resident subsidiary of the Company on the Date of Grant.

Israeli Sub-Plan. The Restricted Stock Units and underlying Shares shall be subject to the provisions of the Plan and the Sub-Plan for Israeli Participants (the “Israel Sub-Plan”). The terms used herein shall have the meaning ascribed to them in the Plan and the Israel Sub-Plan.

Designation. The Restricted Stock Units are intended to be subject to the trustee capital gain route of Section 102 of the Israeli Tax Ordinance [New Version] 1961 (“Section 102” and “Capital Gains Route”), subject to compliance with the requirements under Section 102 and any rules or regulations thereunder, including the execution of the Restricted Stock Unit Agreement and the required declarations. However, in the event the Restricted Stock Units do not meet the requirements of Section

102, such Restricted Stock Units and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route. The Company makes no representations or guarantees that the Restricted Stock Units will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102.

The Trustee. The Restricted Stock Units and the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Restricted Stock Units (the “Additional Rights”) shall be issued to or controlled by the Trustee for Participant’s benefit under the provisions of the Capital Gains Route for at least the period stated in Section 102 or any other period of time determined by the Israel Tax Authority (“ITA”). In accordance with the requirements of Section 102 and the Capital Gains Route, Participant shall not sell nor transfer from the Trustee the Shares or Additional Rights until the end of the period required under Section 102 or any shorter period determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by Participant.

Taxes. Tax shall not generally be due upon vesting but upon sale or release of the Shares from the Trustee. Any and all taxes due in relation to the Restricted Stock Units and Shares, shall be borne solely by the Participant and in the event of death, by the Participant’s heirs. The Company, Participant’s Employer and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, the rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the Company, the Participant’s Employer and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company, the Participant’s Employer and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Participant, or from proceeds of the sale of any Shares, an amount equal to any taxes required by law to be withheld with respect to such Shares. The Participant will pay to the Company, the Participant’s Employer or the Trustee any amount of taxes that the Company, the Participant’s Employer or the Trustee may be required to withhold with respect to any Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if the Participant fails to comply with the Participant’s obligations in connection with the taxes as described in this section. Any fees associated with any vesting, sale, transfer or any act in relation to the Restricted Stock Units and the Shares, shall be borne by the Participant. The Trustee and/or the Company, the Participant’s Employer shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Company, the Participant’s Employer or the Trustee.

Acknowledgements. By accepting the Restricted Stock Units the Participant hereby understands, acknowledges, agrees as follows: (i) Participant is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the Participant’s Restricted Stock Units and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, the specific tax route may not apply; (ii) the Participant accepts the provisions of the trust agreement signed between the Company and the Trustee, and agrees to be bound by its terms; (iii) the Participant acknowledge that selling the Shares or releasing the Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (iv) the Participant authorizes the Company to provide the third-party share plan administrator nominated by the Company and the Trustee with any information required for the purpose of administering the Plan including executing their obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Participant’s Restricted Stock Units, Shares, income tax rates, salary bank account, contact details and identification number and acknowledges that the information might be shared with an administrator who is located outside of Israel, where the level of protection of personal data is different than in Israel.

Securities Law Exemption. An exemption from the requirement to file a prospectus with respect to the Plan and the Restricted Stock Units will be obtained by the Company from the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from Participant’s local human resources department.

ITALY

Terms and Conditions

Participant’s Authorization to Release and Transfer Necessary Personal Information.

The following supplements Section 13 of the Restricted Stock Unit Agreement:

Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage Participant’s participation in the Plan and employee compensation or for compliance or financial reporting purposes. Participant understands that pursuant to Chapter III of Regulation (EU) 2016/679, Participant has rights, including but not limited to, the right to access, delete, update, request the rectification of Participant’s Data and cease the Data processing and to object, in whole or in part, on legitimate grounds, to the processing of Participant’s Data, even though they are relevant to the purpose of collection. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local HR representative. If Participant requests that the Company cease processing Participant’s personal data, Participant must do so by writing Informatica Inc., 2100 Seaport Boulevard, Redwood City, California, 94063, U.S.A., or sending an email to privacy@informatica.com. If Participant requests that the Company cease processing Participant’s Data, the Company will not be able to administer this award. Accordingly, if Participant requests that the Company cease processing Participant’s Data, this award will be cancelled when Participant’s withdrawal is received.

Furthermore, having read and understood the information given on the processing of the Data and being acquainted of the rights set forth in Chapter III of Regulation (EU) 2016/679, Participant acknowledges the processing of any Data as reported in the Plan and the Restricted Stock Unit Agreement, and further acknowledges the transfer of Data, even sensitive data, in foreign Countries outside the European Union.

Governing Law and Plan Document Acknowledgment. By participating in the Plan, Participant acknowledges that he or she has received a copy of the Plan and the Restricted Stock Unit Agreement and has reviewed the Plan and the Restricted Stock Unit Agreement, in their entirety and fully understands and accept all provisions of the Plan and the Restricted Stock Unit Agreement. Participant understands that the Plan and his or her participation in the Plan is governed by the Governing Law as set forth in Section 24 of the Restricted Stock Unit Agreement.

Notifications

Exchange Controls. Participant is required to report in his or her annual tax return any investments (including Shares acquired under the Plan) held outside of Italy, if the investment may give rise to income in Italy. Bank accounts held abroad exceeding in the year the value of €15,000 or the euro equivalent (e.g., bank accounts where proceeds from the sale of Shares acquired under the Plan are deposited) also shall be reported. Participant is exempt from the formalities if the investments are made through an authorized broker resident in Italy.

JAPAN

Notifications

Foreign Asset/Account Reporting. Participant understands that if Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Report Concerning Acquisition or Transfer of Securities (shoken no shutoku mataha joto ni kansuru hokokusho) with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. Participant also may be required to file a Report on Overseas Assets (kokugai zaisan chosho) in respect of any assets (including Shares acquired at under the Plan) held outside Japan as of December 31, to the extent such assets have a total net fair market value exceeding ¥50 million.

MEXICO

No country-specific provisions.

NETHERLANDS

No country-specific provisions.

NEW ZEALAND

Securities Notification

Notice Provided Under the Informatica Inc. 2021 Equity Incentive Plan

Participant has been granted an award of Informatica Inc. to acquire Shares under the Informatica Inc. 2021 Equity Incentive Plan. Participant has been or will be provided with a description of the Plan and its terms and conditions separately from the Restricted Stock Unit Agreement. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013 Participant must be provided with the following information:

Annual Report and Financial Statements

You have the right to receive from Informatica Inc. on request, free of charge, a copy of Informatica Inc.’s latest annual report, financial statements and audit report on those financial statements. You can also obtain a copy of these documents electronically at the following website address www.sec.gov or [include link to Informatica prospectus].

Warning

This is a grant to acquire Shares in Informatica Inc. If your Restricted Stock Units vest, in accordance with the terms of the Plan, you will receive Shares in Informatica Inc. The shares will give you a stake in the ownership of Informatica Inc. You may receive a return if dividends are paid.

If Informatica Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

The Restricted Stock Units are not listed. Informatica Inc. Shares are listed on the NYSE. This means you may be able to sell Informatica Inc. Shares, once acquired, on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for Informatica Inc. Shares.

POLAND

Notifications

Exchange Controls. If Participant holds foreign securities (including Shares acquired pursuant to the Plan) and maintains accounts abroad, then it is Participant’s responsibility to report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7 million. If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland.

Further, any transfer or settlement of funds in excess of a specified threshold (currently €15,000) must be effected through an authorized bank, authorized payment institution or authorized e-money institution.

PORTUGAL

Notifications

Exchange Controls. If Participant holds Shares acquired upon Restricted Stock Unit vesting they should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on Participant’s behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, Participant is responsible for submitting the report to the Banco de Portugal.

RUSSIA

Notifications

Securities Law. The offer of the Restricted Stock Units and the underlying Shares is being made from the U.S. and neither the Restricted Stock Unit Agreement nor any materials related to the Plan shall be construed to constitute advertising or offering of securities in Russia. The Restricted Stock Units and the underlying Shares have not been and will not be registered in Russia.

Financial Reporting/Exchange Controls. Participant understands that Participant may receive unlimited proceeds from a non-resident foreign currency account (i.e., an account held outside Russia) provided that the country where the account is held (i) is in the Eurasian economic union, or (ii) provides for automatic exchange of financial data with the Russian authorities. As the U.S. currently does not provide for such automatic exchange of data, Participant must repatriate foreign currency (including the sales proceeds) into a foreign currency account authorized by the Russian Central Banking Authority and report such foreign account and transaction (including foreign stock award accounts) by June 1 to the Russian tax authorities.

SINGAPORE

Terms and Conditions

Securities Law

The Award of the Restricted Stock Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. Participant understands that the Shares have not been registered with the SFA. Unless Participant sells any Shares he or she acquires pursuant to the Plan via a public exchange outside of Singapore (e.g., NASDAQ, NYSE), Participant agrees that Participant shall not, within six (6) months of Participant’s acquisition of any Shares, sell, transfer, gift, hypothecate, or otherwise transfer such Shares within Singapore except as expressly approved by the Company in writing. The Company believes that a typical sale through a U.S. brokerage firm would not require the Company’s consent under these rules.

Director Notification Obligation. If Participant is a director, shadow director, or hold any similar position1 of a Singapore-incorporated company (each a “Singapore company”) (e.g., the Company, any Singapore Affiliate, or any Singapore Subsidiary), Participant is subject to certain notification requirements under section 164 of the Singapore Companies Act to enable the Singapore company to comply with its obligations to maintain a register of director’s shareholdings. Among these requirements is an obligation to notify the Singapore company in writing of:

(a)	shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation which are held by Participant;

(b)

any interest that Participant has in shares in, debentures of, or participatory interests made available by, the Singapore company or its related corporation, and the nature and extent of that interest under Section 7 of the Singapore Companies Act (which provides for the circumstances under which a deemed interest in shares may arise);

(c)	rights or options that Participant has in respect of the acquisition or disposal of shares in the Singapore company or its related corporation; and

(d)

contracts to which Participant is a party or under which he or she is entitled to a benefit, being contracts under which a person has a right to call for or to make delivery of shares in the Singapore company or its related corporation.

Participant must notify the Singapore company in writing when there is any change in the particulars of Participant’s interests as mentioned above (including when Participant sells Common Stock issued from the Plan).

Participant is deemed to hold or have an interest or a right in or over any shares or debentures, if:

(a)	Participant’s spouse (not being himself or herself a director or chief executive officer) holds or has an interest or a right in or over such shares or debentures; or

[1]	Under section 4(1) of the Singapore Companies Act, the term “director” includes any person occupying the position of director of a corporation by whatever name called.

(b)

Participant’s child of less than 18 years of age, including stepson, stepdaughter, adopted son or adopted daughter (not being himself or herself a director or chief executive officer) holds or has an interest in such shares or debentures.

In addition, any contract, assignment or right of subscription shall be deemed to have been entered into or exercised or made by, or a grant shall be deemed as having been made to, Participant if any contract, assignment or right of subscription is entered into, exercised or made by, or a grant is made to, members of Participant’s family as aforesaid (not being himself or herself a director or chief executive officer).

Particulars of Participant’s interests as mentioned above must be given within two (2) business days after (i) the date on which Participant became a director of the Singapore company, or (ii) the date on which Participant became a registered holder of or acquired an interest as mentioned above, whichever last occurs. Particulars of any change in Participant’s interests also must be given within two (2) business days of the change.

SPAIN

Notifications

Foreign Assets Reporting. Participant may be subject to certain tax reporting requirements with respect to assets, rights, or foreign currency that Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Vested Restricted Stock Units are subject to this reporting requirement.

If applicable, Participant must report his or her foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31; additional reporting requirements may apply if Participant’s assets or asset increases exceed these amounts.

In addition, Participant must notify the Registry of Investments at the Spanish Ministry of Industry, Commerce and Tourism of investments in securities of companies not listed in Spain, which are deposited in a non-resident account. Participant must file form D-6 by January 31 each year stating the value of their investments in non-Spanish listed shares as of December 31 of the previous calendar year.

Share Reporting Requirement. The acquisition of Shares must be declared for statistical purposes to the Direccion General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares owned as of December 31 of each year; however, if the value of the Shares acquired or the amount of the sale proceeds exceeds a designated amount the declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Currency Payments. When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (i.e., dividends or proceeds from the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

SWEDEN

No country-specific provisions.

SWITZERLAND

Notifications

Securities Law. The grant of Restricted Stock Units is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitute a prospectus as such term is understood pursuant to the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory authority).

UNITED ARAB EMIRATES

Notifications

Securities Law. Participant understands that participation in the Plan is being offered only to eligible employees and is in the nature of providing equity incentives to employees in the United Arab Emirates. Participant understands that the Plan and the Restricted Stock Unit Agreement are intended for distribution only to employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan or the Restricted Stock Unit Agreement, Participant is aware that he or she should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Restricted Stock Unit Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Tax Obligations. The following provision supplements Section 7 of the Restricted Stock Unit Agreement: Tax-Related Items shall include Primary and to the extent legally possible secondary class 1 National Insurance Contributions. Participant agrees that the Company or Participant’s Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from relevant U.K. tax authorities. Participant understands and agrees that if payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to Participant’s Employer within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and

Pensions) Act 2003 (the “Due Date”), that the amount of any uncollected income tax will constitute a loan owed by Participant to Participant’s Employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by Participant, and the Company and/or Participant’s Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or the Restricted Stock Unit Agreement.

Notwithstanding the foregoing, Participant understands and agrees that if Participant is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the income tax liability. Participant further understands that, in the event that he or she is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agree that he or she is responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or Participant’s Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company or Participant’s Employer may recover from Participant by any of the means referred to in the Plan and/or the Restricted Stock Unit Agreement.

At the discretion of the Company, the Restricted Stock Units cannot be settled until Participant has entered into an election with the Company (or Participant’s Employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Company and/or the Employer for Employer’s national insurance contributions arising in respect of the granting, exercise, settlement of or other dealing in the Restricted Stock Units, or the acquisition of Common Stock on the settlement of the Restricted Stock Units, is transferred to and met by Participant.

ANNEX I

ADDITIONAL PROVISIONS FOR EMPLOYEES IN DENMARK

ERKLÆRING OM TILDELING AF BETINGEDE AKTIEENHEDER, HERUNDER ERKLÆRING I HENHOLD TIL AKTIEOPTIONSLOVEN	STATEMENT CONCERNING GRANTING OF RESTRICTED STOCK UNITS, INCLUDING STATEMENT PURSUANT TO THE DANISH STOCK OPTION ACT

Informatica Inc. (“Selskabet”)	Informatica Inc. (the “Company”)

Og Medarbejderen, der elektronisk har givet samtykke til vilkårene og betingelserne i Restricted Stock Unit Award Agreement. (“Medarbejderen”)	And The individual providing services to the Company electronically consenting to the terms and conditions of the Restricted Stock Unit Award Agreement. (the “Service Provider”)

Og Informatica Inc. 2100 Seaport Blvd Redwood City, California 94063, US (“Moderselskabet”)	And Informatica Inc. 2100 Seaport Blvd Redwood City, California 94063, US (the “Parent Company”)

har indgået Restricted Stock Unit Award Agreement og alle bilag og tillæg hertil (“Tildelingsaftalen”) i relation til de Restricted Stock Units (“RSU’er”), som Moderselskabet har tildelt Medarbejderen.

Denne erklæring (“Erklæringen”) udgør en erklæring til Medarbejderen i henhold til § 3, stk. 1 i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold (“Aktieoptionsloven”).

have entered into the Restricted Stock Unit Award Agreement, including all exhibits and appendices thereto (the “Agreement”) concerning the Restricted Stock Units (the “RSUs”) granted by the Parent Company to the Service Provider.

This statement (the “Statement”) constitutes a statement to the Service Provider pursuant to section 3 (1) of the Danish Act on the exercise of stock acquisition rights or stock subscription rights in employment relationships, etc. (the “Stock Option Act”).

I tilfælde af uoverensstemmelser mellem Erklæringen og Tildelingsaftalen og/eller Medarbejderens ansættelsesaftale med Selskabet har Tildelingsaftalen forrang.	In the event of any discrepancies between the Statement and the Agreement and/or Service Provider’s contract of employment with the Company, this Agreement shall prevail.

Moderselskabet har vedtaget et Restricted Stock Unit program, der omfatter medarbejdere i Moderselskabet og dettes datterselskaber, herunder Selskabets medarbejdere. Vilkårene for Restricted Stock Unit-programmet, der også omfatter de Restricted Stock Units, der tildeles i medfør af Tildelingsaftalen, er fastsat i “Informatica Inc. 2021 Equity Incentive Plan” (benævnt “Aktieincitamentsprogrammet”).

The Parent Company has adopted a Restricted Stock Unit program covering the Service Providers of the Parent Company and its subsidiaries, including the employees of the Company. The terms of the Restricted Stock Unit program, which also include the Restricted Stock Units granted under the Agreement, appear from the “Informatica Inc. 2021 Equity Incentive Plan” (the “Equity Incentive Program”).

Vilkårene i Aktieincitamentsprogrammet finder anvendelse på Medarbejderens Restricted Stock Units, medmindre Tildelingsaftalen fastsætter vilkår, der fraviger vilkårene i Aktieincitamentsprogrammet. I sådanne tilfælde har Tildelingsaftalen vilkår forrang.

The terms of the Equity Incentive Program apply to the Service Provider’s Restricted Stock Units, unless the Agreement stipulates terms that deviate from the terms of the Equity Incentive Program. In such situations, the terms of the Agreement shall prevail.

Definitioner anvendt i Tildelingsaftalen skal have samme betydning som i Aktieincitamentsprogrammet, medmindre andet følger af Tildelingsaftalen.	The definitions of the Agreement shall have the same meaning as the definitions of the Equity Incentive Program, unless otherwise provided by Agreement.

1. RESTRICTED STOCK UNITS OG VEDERLAG	1. RESTRICTED STOCK UNITS AND CONSIDERATION

1.1  Medarbejderen tildeles løbende Restricted Stock Units, der giver Medarbejderen ret til aktier (“Aktier”) i Moderselskabet og/eller kontantbetaling. De pågældende Restricted Stock Units tildeles vederlagsfrit.

1.1  The Service Provider is granted Restricted Stock Units on a current basis entitling the Service Provider to shares (“Shares”) in the Parent Company and/or cash payment. The Restricted Stock Units are granted free of charge.

1.2 Værdien pr. aktie, som Restricted Stock Units’erne repræsenterer vil blive som nærmere fastsat i Tildelingsaftalen.	1.2 The value per share that the Restricted Stock Units represent shall be as specified in the Agreement.

ØVRIGE VILKÅR OG BETINGELSER	2. OTHER TERMS AND CONDITIONS

Restricted Stock Units’erne tildeles i overensstemmelse med Aktieincitamentsprogrammet.	2.1 The Restricted Stock Units are granted under the Equity Incentive Program.

Restricted Stock Units’erne tildeles efter Administrator af Ordningens skøn og når Administrator af Ordningen måtte beslutte det.	2.2 The Restricted Stock Units are granted at the discretion of the Plan Administrator and at the timing of its discretion.

Restricted Stock Units’erne optjenes i overensstemmelse med Tildelingsaftalen.	2.3 The Restricted Stock Units shall vest as set forth in the Agreement.

Optjeningen af Restricted Stock Units er betinget af, at Medarbejderen er ansat i Selskabet i optjeningsperioden, og der hverken tildeles eller optjenes Restricted Stock Units efter ansættelsesforholdets ophør, uanset årsag hertil, jf. dog nedenfor. Optjeningen af Restricted Stock Units påvirkes ikke af lovreguleret orlov.

2.4  The earning of Restricted Stock Units is conditional on the Service Provider being employed with the Company for the duration of the vesting period and no Restricted Stock Units are granted or earned after the termination of the employment, regardless of the reason for such termination, cf. however below. The earning of Restricted Stock Units is not influenced by statutory leave.

OPTJENING AF RESTRICTED STOCK UNITS	3. EARNING OF RESTRICTED STOCK UNITS

Efter optjeningsperioden vil Restricted Stock Units vaere optjent forudsat, at de ikke er bortfaldet efter vilkårene i Tildelingsaftalen og indtil det tidspunkt, hvor sådanne Restricted Stock Units ophører, bortfalder og/eller fortabes i overensstemmelse med vilkårene i Tildelingsaftalen.

3.1  Restricted Stock Units will be earned on the vesting date as long as they remain validly outstanding pursuant to the Agreement, until the date such Restricted Stock Units are terminated cancelled and/or forfeited pursuant to the terms of the Agreement.

I tilfælde af ansættelsesforholdets ophør og uanset årsagen hertil, vil ikke-vestede Restricted Stock Units automatisk fortabes, ophøre og bortfalde per tidspunktet for ansættelsesforholdets ophør uden kompensation eller rettigheder i tilknytning hertil.

3.2  Upon termination of employment for any or no reason, any then-unvested Restricted Stock Units will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration or further rights hereunder.

REGULERING AF RESTRICTED STOCK UNITS	4. ADJUSTMENT OF THE RESTRICTED STOCK UNITS

Regulering ved kapitalændringer	Adjustment in connection with capital changes

Såfremt der sker en ændring i antallet af udestående Aktier som følge af ændring i Moderselskabets kapitalstruktur uden vederlag såsom aktieudbytte, rekapitalisering, aktiesplit, omvendt aktiesplit, rekonstruktion, fusion, konsolidering, opdeling, kombination, genkøb eller ombytning af Selskabets Aktier eller øvrige værdipapirer eller andre ændringer i Moderselskabets selskabsstruktur, der kan påvirke Aktien, kan der gennemføres justeringer, der kan påvirke Aktieincitamentsprogrammet, herunder en justering af antallet af samt klassen af Aktier, der kan opnås i henhold til Programmet, af Købsprisen pr. aktie og af det antal Aktier for hver option i henhold til Programmet, der endnu ikke er udnyttet, og de talmæssige begrænsninger i Aktieincitamentsprogrammet.

4.1  If the number of outstanding Shares is changed by a modification in the capital structure of the Parent Company without consideration such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of Shares or other securities of the Parent Company or other change in the corporate structure of the Parent Company affecting the Shares, adjustments may be made that may impact the Equity Incentive Program and the Restricted Stock Units including adjusting the number and class of Shares that may be delivered under the Equity Incentive Program and the numerical limits of the Equity Incentive Program.

Andre ændringer	Other changes

4.2  I tilfælde af forslag om opløsning eller likvidation af Selskabet, og i tilfælde af fusion eller ændring i kontrollen med Selskabet eller Moderselskabet, kan der ske andre reguleringer i Aktieincitamentsprogrammet og Restricted Stock Units.

4.2  In the event of a proposed dissolution or liquidation of the Parent Company and in the event of a merger or a change in control of the Parent Company, other adjustments may be made to the Equity Incentive Program and the Restricted Stock Units.

Administrator af Ordningens regulering af Optioner	Plan Administrator’s regulation of Options

1.3  Administrator af Ordningens adgang til at regulere Restricted Stock Units i de i § 4 omhandlede situationer er reguleret af vilkårene i Aktieincitamentsprogrammet. Med hensyn til Administrator af Ordningens generelle adgang til at ændre eller opsige Aktieincitamentsprogrammet, henvises der til artikel fire, punkt V og punkt 3.8 i Aktieincitamentsprogrammet.

4.3  The Plan Administrator’s access to regulation of the Restricted Stock Units in the situations comprised by this section 4 shall be regulated by the terms and conditions of the Equity Incentive Program. As regards the Plan Administrator’s, general access to amend or terminate the Equity Incentive Program reference is made to the Equity Incentive Program Article Four, Section 11.

ØKONOMISKE ASPEKTER VED DELTAGELSE I ORDNINGEN	5. THE FINANCIAL ASPECTS OF PARTICIPATING IN THE SCHEME

Restricted Stock Units’erne er risikobetonede værdipapirer, der er afhængige af aktiemarkedet og Moderselskabets resultater. Som følge heraf er der ingen garanti for, at Restricted Stock Units’erne udløser en fortjeneste. Restricted Stock Units’erne skal ikke medregnes ved opgørelsen af feriepenge, fratrædelsesgodtgørelse, godtgørelse eller kompensation fastsat ved lov, pension og lignende.

5.1  The Restricted Stock Units are risky securities the potential value of which is influenced by the market for Shares and the Parent Company’s results. Consequently, there is no guarantee that the vesting of the Restricted Stock Units will trigger a profit. The Restricted Stock Units are not to be included in the calculation of holiday allowance, severance pay, statutory allowance and compensation, pension and similar payments.

SKATTEMÆSSIGE FORHOLD	6. TAX MATTERS

De skattemæssige konsekvenser for Medarbejderen som følge af tildelingen af Restricted Stock Units og den efterfølgende udnyttelse heraf er i sidste ende Medarbejderens ansvar. Selskabet opfordrer Medarbejderen til selvstændigt at indhente rådgivning om den skattemæssige behandling af tildeling og udnyttelse af Restricted Stock Units.

6.1  Any tax consequences for the Service Provider arising out of the Restricted Stock Units and the exercise thereof are ultimately the responsibility of the Service Provider. The Company encourages the Service Provider to obtain individual tax advice in relation to the effect of grant and vesting of the Restricted Stock Units.

OVERDRAGELSE OG PANTSÆTNING AF OPTIONER MV.	7. TRANSFER AND PLEDGING OF OPTIONS, ETC.

Restricted Stock Units er personlige. Ingen rettigheder om betaling for Restricted Stock Units eller tildeling af Aktier i henhold til Aktieincitamentsprogrammet kan overdrages, overføres, pantsættes eller på anden vis disponeres over af Medarbejderen, frivilligt eller ved udlæg.

7.1  The Restricted Stock Units are personal instruments. No rights with regard to settlement of Restricted Stock Units or to receive Shares under the Equity Incentive Program may assigned, transferred, pledged or otherwise disposed of in any way by the Service Provider whether voluntarily or by execution.